                                                                     EXHIBIT 4.1


                             APPLIED MATERIALS, INC.

                        2000 GLOBAL EQUITY INCENTIVE PLAN

                                TABLE OF CONTENTS

                                                                                               PAGE
                                                                                               ----
SECTION 1 BACKGROUND, PURPOSE AND DURATION.......................................................1

        1.1    Background and Effective Date.....................................................1

SECTION 2 DEFINITIONS............................................................................1

        2.1    "Affiliate".......................................................................1
        2.2    "Board" or "Board of Directors"...................................................1
        2.3    "Code"............................................................................1
        2.4    "Company".........................................................................1
        2.5    "Committee".......................................................................1
        2.6    "Compensation Committee"..........................................................1
        2.7    "Disability"......................................................................2
        2.8    "Eligible Employee"...............................................................2
        2.9    "Employee"........................................................................2
        2.10   "Exercise Price"..................................................................2
        2.11   "Fair Market Value"...............................................................2
        2.12   "Grant Date"......................................................................2
        2.13   "Nonqualified Stock Option".......................................................2
        2.14   "Option"..........................................................................2
        2.15   "Officer".........................................................................2
        2.16   "Option Agreement"................................................................2
        2.17   "Participant".....................................................................2
        2.18   "Plan"............................................................................2
        2.19   "Retirement"......................................................................2
        2.20   "Shares"..........................................................................3
        2.21   "Termination of Employment".......................................................3

SECTION 3 ADMINISTRATION.........................................................................3

        3.1    The Committee.....................................................................3
        3.2    Authority of the Committee........................................................3
        3.3    Delegation by the Committee.......................................................3
        3.4    Decisions Binding.................................................................3

SECTION 4 SHARES SUBJECT TO THE PLAN.............................................................3

        4.1    Number of Shares..................................................................3
        4.2    Lapsed Options....................................................................3
        4.3    Adjustments in Options and Authorized Shares......................................3

SECTION 5 STOCK OPTIONS..........................................................................4

        5.1    Grant of Options..................................................................4
        5.2    Option Agreement..................................................................4

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                               PAGE
                                                                                               ----
        5.3    Exercise Price....................................................................4
        5.4    Expiration of Options.............................................................4
        5.5    Exercisability of Options.........................................................5
        5.6    Payment...........................................................................5
        5.7    Restrictions on Share Transferability.............................................5

SECTION 6 MISCELLANEOUS..........................................................................6

        6.1    No Effect on Employment...........................................................6
        6.2    Indemnification...................................................................6
        6.3    Successors........................................................................6
        6.4    Beneficiary Designations..........................................................6
        6.5    Nontransferability of Options.....................................................6
        6.6    No Rights as Stockholder..........................................................7

SECTION 7 AMENDMENT, TERMINATION, AND DURATION...................................................7

        7.1    Amendment, Suspension, or Termination.............................................7
        7.2    Duration of the Plan..............................................................7

SECTION 8 TAX WITHHOLDING........................................................................7

        8.1    Withholding Requirements..........................................................7
        8.2    Withholding Arrangements..........................................................7

SECTION 9 LEGAL CONSTRUCTION.....................................................................8

        9.1    Gender and Number.................................................................8
        9.2    Severability......................................................................8
        9.3    Requirements of Law...............................................................8
        9.4    Governing Law.....................................................................8
        9.5    Captions..........................................................................8

                             APPLIED MATERIALS, INC

                        2000 GLOBAL EQUITY INCENTIVE PLAN

        APPLIED MATERIALS, INC., hereby adopts the Applied Materials, Inc. 2000 Global Equity Incentive Plan, as follows:

                                    SECTION 1
                        BACKGROUND, PURPOSE AND DURATION

        1.1 Background and Effective Date. The Plan is effective as of June 21, 2000. The Plan is intended to retain and motivate eligible employees to contribute to the Company's success by providing for the grant of nonqualified stock options to such employees in recognition of their commitment and dedication to the Company. The Plan also is intended to further the growth and profitability of the Company.

                                    SECTION 2
                                   DEFINITIONS

        The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

        2.1 "Affiliate" means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

        2.2 "Board" or "Board of Directors" means the Board of Directors of the Company.

        2.3 "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

        2.4 "Company" means Applied Materials, Inc., a Delaware corporation, or any successor thereto.

        2.5 "Committee" means the committee appointed by the Compensation Committee (pursuant to Section 3.1) to administer the Plan. As of the effective date of the Plan and until otherwise determined by the Compensation Committee, the Committee shall consist of the Chairman of the Board.

        2.6 "Compensation Committee" means the Human Resources and Compensation Committee of the Board.

        2.7 "Disability" means a permanent and total disability as determined by the Committee in accordance with uniform and non-discriminatory standards adopted by the Committee (in its discretion) from time to time.

        2.8 "Eligible Employee" means an Employee who is not an Officer or a member of the Board of Directors.

        2.9 "Employee" means any employee of the Company or of an Affiliate.

        2.10 "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

        2.11 "Fair Market Value" means the last quoted per share selling price for Shares on the relevant date, or if there were no sales on such date, the arithmetic mean of the highest and lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as determined by the Committee. Notwithstanding the preceding, for federal, state, and local income tax purposes, fair market value shall be determined by the Committee (or its delegate) in accordance with uniform and nondiscriminatory standards adopted from time to time.

        2.12 "Grant Date" means, with respect to an Option, the date that the Option is granted. The Grant Date shall be no earlier than the date on which the Committee approves the grant of the Option.

        2.13 "Nonqualified Stock Option" means an option to purchase Shares which is not intended to meet the requirements of Section 422 of the Code.

        2.14 "Option" means a Nonqualified Stock Option.

        2.15 "Officer" means an officer of the Company.

        2.16 "Option Agreement" means the written agreement setting forth the terms and provisions applicable to each Option granted under the Plan.

        2.17 "Participant" means an Employee who has an outstanding Option.

        2.18 "Plan" means the Applied Materials, Inc. 2000 Global Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

        2.19 "Retirement" means a Termination of Employment by an Employee who at the time of the Termination has both (a) attained at least age 60, and (b) completed at least 10 Years of Service. For this purpose, "Years of Service" means the number of full months from the Employee's latest hire date with the Company or an Affiliate to the date in question, divided by 12. The Employee's latest hire date shall be determined after giving effect to the non-401(k) Plan principles of North American Human Resources Policy No. 2-06, Re-Employment of Former Employees/Bridging of Service, as such Policy may be amended or superseded from time to time.

        2.20 "Shares" means the shares of common stock of the Company.

        2.21 "Termination of Employment" means a cessation of the employee-employer relationship between an Eligible Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate.

                                    SECTION 3
                                 ADMINISTRATION

        3.1 The Committee. The Plan shall be administered by the Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Compensation Committee.

        3.2 Authority of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan's provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to
(a) prescribe the terms and conditions of the Options, (b) interpret the Plan and the Options, (c) adopt such sub-plans or rules as may be necessary or appropriate to permit participation in the Plan by Eligible Employees who are not United States citizens or residents, (d) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (e) interpret, amend or revoke any such rules.

        3.3 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Officers or members of the Board.

        3.4 Decisions Binding. All determinations and decisions made by the Committee, the Board, the Compensation Committee, and any delegate thereof pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

                                    SECTION 4
                           SHARES SUBJECT TO THE PLAN

        4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan shall not exceed 53,500,000. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

        4.2 Lapsed Options. If an Option terminates, expires, or lapses for any reason, any Shares subject to such Option shall again be available to be the subject of another Option.

        4.3 Adjustments in Options and Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, the Committee shall adjust the number and class of Shares which may be delivered under the Plan, and the number, class, and price of Shares subject to outstanding Options, in such manner as the Committee (in its sole discretion) shall determine to be appropriate to prevent the dilution or diminution of such Options. Notwithstanding the preceding, the number of Shares subject to any Option always shall be a whole number.

                                    SECTION 5
                                  STOCK OPTIONS

        5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Eligible Employees at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option.

        5.2 Option Agreement. Each Option shall be evidenced by an Option Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to the exercise of the Option and such other terms and conditions as the Committee, in its discretion, shall determine. The Option Agreement also shall specify that the Option is intended to be a Nonqualified Stock Option.

        5.3 Exercise Price. Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.

                5.3.1 Options. The Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, except to the limited extent provided in Section 5.3.2.

                5.3.2 Substitute Options. Notwithstanding the provisions of Sections 5.3.1., in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with the principles of Section 424(a) of the Code, may determine that such substitute Options shall have an Exercise Price less than one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date.

        5.4 Expiration of Options.

                5.4.1 Expiration Dates. Each Option shall terminate no later than the first to occur of the following events:

                        (a) The date for termination of the Option set forth in the written Option Agreement; or

                        (b) The expiration of ten (10) years from the Grant Date; or

                        (c) The expiration of one (1) year from the date of the Participant's Termination of Employment for a reason other than the Participant's death, Disability or Retirement; or

                        (d) The expiration of three (3) years from the date of the Participant's Termination of Employment by reason of Disability; or

                        (e) The expiration of three (3) years from the date of the Participant's Retirement.

                5.4.2 Death of Participant. Notwithstanding Section 5.4.1, if a Participant dies prior to the expiration of his or her Options, the Committee, in its discretion, may provide that his or her Options shall be exercisable for up to three (3) years after the date of death.

                5.4.3 Committee Discretion. Subject to the limits of Sections
5.4.1 and 5.4.2, the Committee, in its sole discretion, (a) shall provide in each Option Agreement when each Option expires and becomes unexercisable, and
(b) may, after an Option is granted, extend the maximum term of the Option.

        5.5 Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion.

        5.6 Payment. Options shall be exercised by the Participant's delivery of a notice of exercise (satisfactory to the Committee) to the Company's Stock Administration Department (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares to be purchased.

                5.6.1 Permissible Methods. Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full (in United States dollars) in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares (and held for at least 6 months, if acquired pursuant to an exercise of stock options) having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

                5.6.2 Delivery of Shares. As soon as administratively practicable after receipt of a satisfactory notice of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant's designated broker), Share certificates (which may be in book entry form) representing such Shares.

        5.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

                                    SECTION 6
                                  MISCELLANEOUS

        6.1 No Effect on Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any of its Affiliates to terminate any Participant's employment or service at any time, with or without cause. For purposes of the Plan, the transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Employment. Employment or service with the Company and its Affiliates is on an at-will basis only.

        6.2 Indemnification. The Committee, the Compensation Committee, and each person who is or shall have been a member of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Option Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

        6.3 Successors. All obligations of the Company under the Plan, with respect to Options granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

        6.4 Beneficiary Designations. If permitted by the Committee (in its sole discretion), a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Option shall be paid in the event of the Participant's death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate and, subject to the terms of the Plan and of the applicable Option Agreement, any unexercised vested Option may be exercised by the administrator or executor of the Participant's estate.

        6.5 Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section
6.4. All rights with respect to an Option granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Participant may, in a manner specified by the Committee, transfer an Option to a Participant's spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights.

        6.6 No Rights as Stockholder. No Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Option, unless and until certificates (or a book entry) representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

                                    SECTION 7
                      AMENDMENT, TERMINATION, AND DURATION

        7.1 Amendment, Suspension, or Termination. The Board or the Compensation Committee, each in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Option theretofore granted to such Participant. No Option may be granted during any period of suspension or after termination of the Plan.

        7.2 Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 7.1 (regarding the Board's or the Compensation Committee's right to amend or terminate the Plan), shall remain in effect thereafter.

                                    SECTION 8
                                 TAX WITHHOLDING

        8.1 Withholding Requirements. Prior to the delivery of any Shares pursuant to an Option, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required to be withheld with respect to such Option (or exercise thereof).

        8.2 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Option by delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount so withheld shall not exceed the amount determined by using the minimum federal, state or local statutory withholding rates applicable to the Participant with respect to the Option on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

                                    SECTION 9
                               LEGAL CONSTRUCTION

        9.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

        9.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        9.3 Requirements of Law. The granting of Options and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges, as may be required.

        9.4 Governing Law. The Plan and all Option Agreements shall be construed in accordance with and governed by the laws of the State of California (with the exception of its conflict of laws provisions).

        9.5 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

                                    EXECUTION

        IN WITNESS WHEREOF, Applied Materials, Inc., by its duly authorized Officer, has executed the Plan as of the date indicated below.

                                                   APPLIED MATERIALS, INC.


Dated:  December ___, 2000                         By:
                                                      --------------------------
                                                       Title: